As filed with the Securities and Exchange Commission on December 5, 2025
Registration No. 333-290113

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHARGEPOINT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1747686
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
240 East Hacienda Avenue
Campbell, California 95008
(408) 841-4500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mansi Khetani
Chief Financial Officer
240 East Hacienda Avenue
Campbell, California 95008
Tel: (408) 841-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Sharon R. Flanagan
Carlton Fleming
Ellen Hunter
Sidley Austin LLP
555 California Street, Suite 2000
San Francisco, California 94104
Tel: (415) 772-1200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
ChargePoint Holdings, Inc. (the “Registrant”) is filing this pre-effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333- 290113), initially filed on September 8, 2025 (the “Registration Statement”), solely to file an updated consent of PricewaterhouseCoopers LLP, the Registrant’s independent registered public accounting firm. Accordingly, this Amendment No. 1 consists solely of this explanatory note, Part II of the Registration Statement, the signatures and the exhibit index and is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses (other than the actual registration fee and FINRA filing fee) payable by and to be borne by ChargePoint Holdings, Inc. (“ChargePoint” or the “Company”) in connection with the offerings described in this Registration Statement.

SEC Registration Fee	$869.29
Transfer Agent and Registrar Fees and Expenses	*
Printing Expenses	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Miscellaneous	*
Total	$ *
__________________
*These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15.    Indemnification of Directors and Officers
Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
Section 145 of the DGCL further provides that: (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.
ChargePoint’s Second Amended and Restated Certificate of Incorporation, as amended (the “Second A&R Charter”), contains provisions limiting the liability of directors, and ChargePoint’s Amended and Restated Bylaws (the “A&R Bylaws”) provide that ChargePoint will indemnify each of its directors to the fullest extent permitted under Delaware law. The Second A&R Charter and the A&R Bylaws also provide it with discretion to indemnify officers and employees when determined appropriate by the Board.
ChargePoint entered into indemnification agreements with each of its directors and executive officers and certain other key employees. The indemnification agreements provide that ChargePoint indemnify each of its directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer or other key employee because of his or her status as one of ChargePoint directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Second A&R Charter and the A&R Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, ChargePoint will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.
In any underwriting agreement ChargePoint enters into in connection with the sale of the common stock being registered hereby, the underwriters may agree to indemnify, under certain conditions, ChargePoint, its directors, its officers and persons who control ChargePoint within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

Item 16.    Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
1.2	Sales Agreement, dated September 8, 2025, by and between ChargePoint and TD Securities (USA) LLC (incorporated by reference to Exhibit 1.2 to the original filing of this registration statement)
4.1
Second Amended and Restated Certificate of Incorporation of ChargePoint (incorporated by reference to Exhibit 3.1 to ChargePoint Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on March 1, 2021)

4.2
Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of ChargePoint (incorporated by reference to Exhibit 3.1 to ChargePoint Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on July 28, 2025)

4.3
Amended and Restated Bylaws of ChargePoint Holdings, Inc., effective as of September 5, 2024 (incorporated by reference to Exhibit 3.1 to ChargePoint Holdings, Inc.’s Quarterly Report on Form 10-Q (File No. 001-39004), filed with the SEC on September 9, 2024)

4.4
Certificate of Change of Registered Agent and/or Registered Office (incorporated by reference to Exhibit 3.3 to ChargePoint Holdings, Inc.’s Annual Report on Form 10-K (File No. 001-39004), filed with the SEC on April 4, 2022)

4.5
Indenture (including form of Note), dated April 12, 2022, by and among ChargePoint Holdings, Inc., ChargePoint, Inc. and Wilmington Trust National Association (incorporated by reference to Exhibit 4.1 to ChargePoint Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on April 12, 2022)

4.6
First Supplemental Indenture, dated as of October 24, 2023, by and among the Company, ChargePoint, Inc., as guarantor and Wilmington Trust National Association, as trustee (incorporated by reference to Exhibit 4.1 to ChargePoint Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on October 24, 2023)

4.7*	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder
4.8
Form of Indenture with respect to Debt Securities (incorporated by reference to Exhibit 4.6 to ChargePoint Holdings, Inc.’s Registration Statement on Form S-3 (File No. 333-265986), filed with the SEC on July 1, 2022)

4.9*	Form of Debt Security
4.10*	Form of Warrant Agreement (Stock) (including form of Warrant Certificate)
4.11*	Form of Warrant Agreement (Debt) (including form of Warrant Certificate)
4.12*	Form of Unit Agreement
4.13*	Form of Rights Agreement
5.1	Opinion of Sidley Austin LLP (incorporated by reference to Exhibit 5.1 of the original filing of this registration statement)
23.1	Consent of Sidley Austin LLP (incorporated by reference to Exhibit 23.1 of the original filing of this registration statement)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (incorporated by reference of the signature page of the original filing of this registration statement)
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture
107	Filing Fee Table (incorporated by reference from Exhibit 107 of the original filing of this registration statement)
__________________
*To be filed by amendment or incorporated by reference prior to the offering of securities.
**To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.    Undertakings
The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(8)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California on December 5, 2025.

CHARGEPOINT HOLDINGS, INC.

By:	/s/ Mansi Khetani
Mansi Khetani
Chief Financial Officer
(Principal Financial Officer & Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rick Wilmer	Chief Executive Officer and Director (Principal Executive Officer)	December 5, 2025
Rick Wilmer

/s/ Mansi Khetani	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 5, 2025
Mansi Khetani

*	Director	December 5, 2025
Roxanne Bowman

*	Director	December 5, 2025
Elaine L. Chao

*	Director	December 5, 2025
Bruce Chizen

*	Director	December 5, 2025
Mitesh Dhruv

*	Director	December 5, 2025
Axel Harries

*	Director	December 5, 2025
Jeffrey Harris

*	Director	December 5, 2025
Susan Heystee

	Director	December 5, 2025
Mark Leschly

*	Director	December 5, 2025
Michael Linse

*	Director	December 5, 2025
Ekta Singh-Bushell

*	Director	December 5, 2025
G. Richard Wagoner, Jr.

*	By:	/s/ Mansi Khetani
	Name:	Mansi Khetani
	Title:	Attorney-in-Fact